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                                                                  Exhibit 99.1

                                 HealthAxis Inc.


                              FOR IMMEDIATE RELEASE


Investor and Media Contact:
Steven M. Kaplan
HealthAxis Inc.
610-275-3800
skaplan@healthaxis.com



HealthAxis Inc. and HealthAxis.com Report Progress On Merger
------------------------------------------------------------


                   Company Will Provide Update by End of Month


EAST NORRITON, PA, Sept 18, 2000--HealthAxis Inc. (NASDAQ: HAXS) announced today that it was making substantial progress toward its goal of merging with its subsidiary, HealthAxis.com, Inc., the proven leader in Web-enabling healthcare payers.

Michael Ashker, Chief Executive Officer of HealthAxis.com and HealthAxis Inc. said, "Based on where we stand today, and the ongoing efforts of all of the key parties, I am optimistic that this merger will happen. Although, no deal can ever be characterized as complete until all the signatures are in place, I believe that we can wrap this up in a timely manner. As soon as we do, we are prepared to file an amended S-4 registration statement with the SEC and, upon clearing the SEC, pursue shareholder approval of this transaction."

The Company intends to provide a follow-up announcement no later than Friday, September 29th.



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About HealthAxis Inc.
---------------------

HealthAxis.com, Inc., a subsidiary of HealthAxis Inc., is the leading provider of Internet solutions for healthcare insurance distribution and administration for the payer community. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payers--carriers, third party administrators, and large, self-funded groups--to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com, Inc. is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight additional locations both domestic and international. The Company employs over 350 IT professionals.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors, which may cause actual results to differ materially from those in the forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations as well as other factors, which could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.






























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